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                                                                   EXHIBIT 10.26


                                WIND-UP AGREEMENT

         KTI, INC., CASELLA WASTE SYSTEMS, INC., OAKHURST COMPANY, INC.
                         AND OAKHURST TECHNOLOGY, INC.

THIS WIND-UP AGREEMENT (this "Agreement") is made as of the 19th day of April, 2001 by and between KTI, INC., a New Jersey corporation (hereinafter referred to as "KTI;") CASELLA WASTE SYSTEMS, INC., a Delaware corporation (hereinafter referred to as the "Casella;"); OAKHURST COMPANY, INC., a Delaware corporation (hereinafter referred to as "OCI;") and OAKHURST TECHNOLOGY, INC., a Delaware corporation (hereinafter referred to as "OTI.")

                                   BACKGROUND

The parties entered into that certain Investment Agreement dated as of December 29, 1998 (the "Investment Agreement") pursuant to which KTI purchased 1,730,056 shares of OCI's common stock, $0.01 par value per share, (the "OCI Stock.")

Pursuant to the Investment Agreement, KTI, OCI and OTI entered into a Letter Loan Agreement dated December 29, 1998 (the "Loan Agreement") providing for the loan to OCI of up to $11.5 million in connection with the purchase by OCI of the common stock of OTI and the use by OTI of the proceeds of such purchase to satisfy as KTI's "affiliate" certain obligations of KTI to fund the operations of New Heights Recovery & Power, LLC ("New Heights") pursuant to New Heights' bankruptcy plan and for certain other purposes, including investments having the potential of expanding or enhancing the recycling of rubber tires.

In connection with the Loan Agreement, OCI entered into a Pledge Agreement dated as of December 29, 1998 (the "Pledge Agreement") pursuant to which OCI pledged to KTI as security for the repayment of amounts borrowed under the Loan Agreement the stock of OTI that OCI had purchased.

As provided in New Heights' bankruptcy plan, OTI acquired a 50% interest in New Heights pursuant to its funding of New Heights' operations. As contemplated by the bankruptcy plan, KTI Operations, a subsidiary of KTI operated New Heights and its related businesses for the benefit of its members. In addition, OCI used certain amounts borrowed under the Loan Agreement to pay certain expenses of OTI and to fund in part the purchase (for aggregate consideration of $2,525,000) of certain equity and subordinated debt securities (the "First Tranche") of Sterling Construction Company of Houston, Texas.

By an Amendment Agreement dated as of May 3, 2000 (the "Amendment Agreement") the parties amended the Loan Agreement and entered into certain other agreements pursuant to which, among other things, OTI agreed to transfer 25% of its interest in New Heights to KTI in consideration of direct funding by KTI of $3 million of New Heights' working capital needs, and OCI pledged the First Tranche to KTI (the "Sterling Pledge Agreement") as security for the purchase price thereof.

By a series of stock purchase agreements dated December 1999, KTI transferred 80% of the common stock of SeaGlass, Inc. to OCI, which in turn transferred the shares to OTI, which in turn transferred the shares to New Heights as part of the funding of New Heights (the "SeaGlass Transactions.")

In addition, Casella has acquired all of the outstanding capital stock of KTI.

The parties now wish to provide for (a) the transfer to KTI or its designee or designees of all of OTI's interest in New Heights; (b) the transfer by KTI to OCI or its designee or designees of the OCI Stock and the return to OCI of all securities pledged to KTI by OCI and/or OTI as security under the Loan Agreement; (c) the cancellation of all but $1 million of the debt


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(including accrued interest thereon) owed by OCI to KTI and the exchange of that remaining $1 million of debt for a subordinated, promissory note of OCI in the amount of $1,000,000 and the issuance by OCI to KTI of a ten-year warrant to purchase shares of OCI common stock, $0.01 par value per share; (d) certain indemnifications by the parties; and (e) a general release and waiver of all claims known or unknown by one party against the others, all on the terms and conditions set forth herein.

1. CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2.    TRANSFERS AT THE CLOSING.

      (a) Transfers by KTI. At the consummation of the transactions described in this Agreement (the "Closing,") KTI shall deliver to OCI or to such other entity or person as OCI shall direct in a writing given to KTI prior to the Closing --

            (i) The OCI Stock free and clear of all liens and encumbrances of any kind or nature together with an executed stock power in form and substance reasonably satisfactory to OCI;

            (ii) All of the shares of OTI and all of the equity and debt securities comprising the First Tranche that are under KTI's possession or control, free and clear of all liens and encumbrances of any kind or nature imposed thereon by KTI, if any;

            (iii) That certain promissory note dated December 29, 1998 in the original principal amount of $11.5 million (the "Original Note") marked "paid in full" together with a written waiver of all interest accrued thereon and not paid as of the Closing, free and clear of all liens and encumbrances of any kind or nature imposed thereon by KTI, if any; and

            (iv) The written resignations from the Board of Directors of OCI and/or OTI of Messrs. Pirasteh, Sergi, and Polak.

      (b) Transfers by OCI and OTI. At the Closing, OCI and/or OTI shall deliver to KTI or to such other person or entity as KTI shall direct in a writing given to OCI prior to the Closing --

            (i) A subordinated promissory note of OCI in the form attached hereto as Exhibit A (the "Promissory Note.")

            (ii) A ten-year warrant to purchase shares of the common stock of OCI in the form attached hereto as Exhibit B (the "Warrant.")

            (iii) An assignment in the form attached hereto as Exhibit C of all of OTI's interest in New Heights free and clear of all liens and encumbrances of any kind or nature imposed thereon by or through OCI or OTI.

            (iv) An amendment to the New Heights limited liability company agreement in the form attached hereto as Exhibit D, duly executed by New Heights, OTI and each other member of New Heights.

3. REPRESENTATIONS AND WARRANTIES OF KTI AND CASELLA. KTI and Casella jointly and severally represent and warrant to OCI and OTI as follows:

      (a) Organization and Qualification. KTI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. KTI has the





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            requisite corporate power and authority to carry on its business as it is now being conducted.

      (b) Authority Relative to this Agreement. KTI has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by KTI of this Agreement and the agreements provided for herein, and the consummation by KTI of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate and stockholder action. This Agreement has been duly executed and delivered by KTI and constitutes a valid and legally binding obligation of KTI enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy and insolvency laws and by general equitable principles.

      (c) No Conflicts & Required Consents. The execution and delivery of this Agreement does not, and the performance of this Agreement will not:
            (i) conflict with or violate the Certificate of Incorporation or By-laws of KTI; (ii) conflict with or violate in any material respect any laws, rules or regulations applicable to KTI or by which any property or asset of KTI is bound; or (iii) result in any material default under any contract, instrument, note, mortgage or agreement to which KTI is a party or by which any property or asset of KTI is bound. The execution and delivery of this Agreement by KTI does not, and the performance of this Agreement will not, require any consent of any governmental entity.

      (d) Title. KTI has all right, title and interest in and to the OCI Stock and the Original Note, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens and encumbrances, options and adverse claims whatsoever.

      (e)   The Promissory Note and the Warrant.

            (i) KTI is acquiring the Promissory Note and the Warrant for its own account for investment and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act.")

            (ii) KTI understands that because the sale of the Promissory Note and the Warrant to it has not been registered under the Securities Act or under the "blue sky" laws of any state, KTI cannot dispose of either of them until their sale is registered under the Securities Act and such state laws or pursuant to an exemption therefrom.

            (iii) KTI acknowledges that OCI is issuing the Promissory Note and
                  Warrant pursuant to this Agreement in reliance upon, among other things, the representations and warranties of KTI and Casella contained in this Section 3(e).

      (f) New Heights Value. At the date hereof, neither KTI nor Casella has entered into any agreement, is not in the process of negotiating and/or has not received any offer for the purchase of any interest New Heights that would result on a pro rata basis in the interest in New Heights to be transferred hereunder by OCI to KTI having a value in excess of the debt (including interest thereon) to be forgiven hereunder.

      (g) Litigation. There are no legal or governmental proceedings pending or to KTI's or Casella's knowledge threatened to which KTI, Casella or any of their affiliates is a party which would prevent or delay KTI in the performance of its obligations hereunder.

      (h) Brokers and Finders. No agent, broker, finder, investment banker, lawyer, entity or other firm or person is or will be entitled to any broker's or finder's fee or other




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            similar commission or other fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of KTI or Casella.

      Except as set forth in this Agreement, neither KTI nor Casella makes any other representation or warranty and in particular, makes no other representations or warranties with respect to the OCI Stock or the securities comprising the First Tranche.

4. REPRESENTATIONS AND WARRANTIES OF OCI AND OTI. OCI and OTI jointly and severally represent and warrant to KTI as follows:

      (a) Organization and Qualification. That each of OCI and OTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. That each of OCI and OTI has the requisite corporate power and authority to carry on its business as it is now being conducted.

      (b) Authority Relative to this Agreement. That each of OCI and OTI has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. That the execution and delivery by each of OCI and OTI of this Agreement and the agreements provided for herein, and the consummation by each of OCI and OTI of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate and stockholder action. That this Agreement has been duly executed and delivered by each of OCI and OTI and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy and insolvency laws and by general principles of equity.

      (c) No Conflicts & Required Consents. That the execution and delivery of this Agreement does not, and the performance of this Agreement will not: (i) conflict with or violate the Certificate of Incorporation or By-laws or OCI or OTI; (ii) conflict with or violate in any material respect any laws, rules or regulations applicable to OCI or OTI or by which any of the property or asset of OCI or OTI is bound; or (iii) result in any material default under any contract, instrument, note, mortgage or agreement to which OCI or OTI is a party or by which any of the property or asset of OCI or OTI is bound. That its execution and delivery of this Agreement by OCI and OTI does not, and the performance of this Agreement will not, require any consent of any governmental entity.

      (d) Title. OTI has all right, title and interest in and to the New Heights interest to be transferred hereunder, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens and encumbrances, options and adverse claims or rights whatsoever.

      (e) Litigation. That there are no legal or governmental proceedings pending or to OCI's or OTI's knowledge threatened to which OCI or OTI or any of their respective affiliates is a party or which would prevent or delay OCI or OTI in the performance of its obligations hereunder.

      (f) Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, each of OCI and OTI shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities, discounted by the probability that the collection of such contingent liabilities will occur). Immediately after giving effect to the transactions contemplated by this Agreement, each of OCI and OTI shall have adequate capital to





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            carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.

      (g) Brokers and Finders. No agent, broker, finder, investment banker, lawyer, entity or other firm or person is or will be entitled to any broker's or finder's fee or other similar commission or other fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of OCI or OTI.

      Except as set forth herein, neither OCI nor OTI makes any other representation or warranty and in particular, makes no other representations or warranties with respect to the interest in New Heights to be transferred to KTI pursuant to Section 2(b)(iii), above.

5. INDEMNITIES BY KTI AND CASELLA. By the execution hereof, KTI and Casella jointly and severally hereby agree to indemnify and hold harmless, OCI, OTI and each of their officers, directors and employees (any or all of the foregoing being hereinafter referred to as an "OCI Indemnified Person") from and against any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by an OCI Indemnified Person or any affiliate thereof:

      (a) resulting from or constituting any breach of a representation or warranty contained in this Agreement or the failure to perform any covenant or agreement of KTI set forth herein;

      (b) resulting from or relating to any failure by KTI to have good, valid and marketable title to the OCI Stock or the Original Note, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

      (c) resulting from or relating to the SeaGlass Transactions, including that certain law suit pending in the Superior Court of New Jersey, Essex County, commenced by Fred Devlin, plaintiff, against SeaGlass, Inc. and others (including OCI,) defendants; and

      (d) resulting from or relating to OTI's status as KTI's "affiliate" pursuant to New Heights' bankruptcy plan; provided, however, that neither KTI nor Casella shall be obligated to indemnify any OCI Indemnified Person from any Damages resulting from or relating to any actions taken by any such OCI Indemnified Person or any breach of their fiduciary responsibilities.

6. INDEMNITIES BY OCI AND OTI. By the execution hereof, OCI and OTI hereby jointly and severally agree to indemnify and hold harmless KTI and its affiliates and their respective officers, directors, and employees (any or all of the foregoing being hereinafter referred to as a "KTI Indemnified Person") from and against any and all Damages incurred or suffered by a KTI Indemnified Person:

      (a) resulting from or constituting any breach of a representation or warranty contained in this Agreement or the failure to perform any covenant or agreement of OCI or OTI set forth herein;

      (b) resulting from or relating to any failure by OCI to have good, valid and marketable title to the New Heights interest to be transferred hereunder, free and clear of all





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            liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

      (c) resulting from or relating to any actions taken by any OCI Indemnified Person with respect to OTI's ownership of an interest in New Heights.

7. SURVIVAL. Unless otherwise specified in this Section 7 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms. Except for claims based on fraud, the representations and warranties of the parties set forth in Section 3 and Section 4 of this Agreement, and the indemnification obligations set forth in Section 5 and Section 6 of this Agreement, and shall survive the Closing and the consummation of the transactions contemplated hereby until the third anniversary of the Closing; provided, however, that the representation and warranties set forth in Sections 3(a), (b) and (d) and Section 4(a), (b) and (d) shall survive the Closing without limitation.

8. LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply:

      (a) The aggregate liability of KTI and Casella for the sum of all Damages payable by it under this Agreement shall not exceed $2,000,000.

      (b) The aggregate liability of OCI and OTI for the sum of all Damages payable by them under this Agreement shall not exceed the sum of (i) the fair market value of the OCI Stock at the time of Closing; and
            (ii) the principal and all interest due under the Original Note at the time of Closing.

      (c) KTI and Casella shall be liable under Section 5 for only that portion of the aggregate Damages which exceeds $10,000 (it being understood that neither KTI nor Casella shall be liable, in any event, for the first $10,000 of said Damages); provided, however, that such limitation shall not apply to Damages under Sections 5(b),
            (c) or (d);

      (d) OCI and OTI shall be liable under Section 6 for only that portion of the aggregate Damages which exceeds $10,000 (it being understood that OCI and OTI shall not be liable, in any event, for the first $10,000 of said Damages); provided, however, that such limitation shall not apply to Damages under Section 6(b) or (c).

      (e) In no event shall any party be responsible and liable for any Damages or other amounts that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Damages (it being understood that for purposes of this sentence, actual Damages includes all amounts required to be paid to third parties pursuant to any judgment or judgments.) Each party shall use commercially reasonable efforts to minimize the Damages for which indemnification is provided by the other party under this Agreement.

9.    THE CLOSING.

      (a) The obligations of KTI, OCI and OTI to proceed to Closing are conditioned upon the simultaneous closing of the sale pursuant to that certain Purchase Agreement dated March 6, 2001 (the "Rubber Recovery Agreement.") to Rubber Recovery Technologies Acquisition LLC (or its nominee) ("RRT") by KTI of its 12.5% interest in New Heights and of the 37.5% interest in New Heights to be transferred to KTI pursuant to this Agreement.




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      (b)   If the sale to RRT is consummated, the Closing shall occur at the same time and at the same location as such sale.

      (c) If such sale is not consummated as a result of the termination of the Rubber Recovery Agreement, this Agreement may be terminated by KTI by written notice to OCI and OTI given within 10 business days following the termination of the Rubber Recovery Agreement.

            (i) If this Agreement is terminated by KTI pursuant to Section 9(c), this Agreement shall be void and of no further force or effect; provided, however, that no party shall be released from liability for any breach of such party's obligations hereunder to the extent such breach caused the termination of the Rubbery Recovery Agreement.

            (ii) If this Agreement is not so terminated, the Closing shall occur within five (5) business days following the expiration of such 10-business-day period.

      (d) Following the Closing, none of OCI, OTI or any of their respective affiliates, successors or assigns shall have any recourse to the New Heights interest being transferred to KTI under this Agreement. Any claims of any such parties by reason of a breach of an obligation hereunder; the failure of a representation or warranty made herein to be true and correct; or otherwise shall be made solely against the other assets of KTI and/or Casella, and each of OCI and OTI acknowledge that RRT will be a holder in due course of the New Heights interest being transferred under this Agreement free and clear of any claims of OCI, OTI or any of their respective affiliates successors or assigns.

10.   WAIVERS, RELEASES & DISCHARGES.

      (a) KTI's Waiver, Release & Discharge. By the execution hereof, each of KTI and Casella for and on behalf of itself, and their affiliates, hereby waives, and releases and discharges OCI and OTI and each of their affiliates, officers, directors, employees, agents and representatives (collectively the "OCI Released Parties") from, any and all claims, demands, losses, damages, actions or causes of action, obligations, debts and liabilities of any kind or nature whatsoever, known or unknown, now existing or hereafter existing, which any of them now has or may hereafter have against any one or more of the OCI Released Parties arising out of any matter, cause or event occurring on or prior to the Closing including the Investment Agreement, the Loan Agreement, the Amendment Agreement, the Pledge Agreement and the Sterling Pledge Agreement; provided, however, that nothing contained herein shall operate to release any obligation of OCI or OTI arising under this Agreement, the Promissory Note or the Warrant. In the event the Closing does not occur and this Agreement is terminated, the foregoing release shall be void ab initio and of no force or effect.

      (b) Waivers, Releases & Discharges of OCI and OTI. By the execution hereof, each of OCI and OTI for and on behalf of itself, any parent company and their affiliates, hereby waives, and releases and discharges each of KTI and Casella and their affiliates, and each of their officers, directors, employees, agents and representatives (collectively the "KTI Released Parties") from, any and all claims, demands, losses, damages, actions or causes of action, obligations, debts and liabilities of any kind or nature whatsoever, known or unknown, now existing or hereafter existing, which any of them now has or may hereafter have against any one or more of the KTI Released




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            Parties arising out of any matter, cause or event occurring on or prior to the Closing including the Investment Agreement, the Loan Agreement, the Amendment Agreement, the Pledge Agreement and the Sterling Pledge Agreement; provided, however, that nothing contained herein shall operate to release any obligation of KTI or Casella arising under this Agreement, the Promissory Note or the Warrant. In the event the Closing does not occur and this Agreement is terminated, the foregoing release shall be void ab initio and of no force or effect.

11. NOTICES. All notices hereunder given by one party to the others shall be in writing and shall be either hand delivered against a receipt or sent by overnight delivery service, with all charges prepaid, in any case, to such party's address set forth below. All such notices and correspondence shall be deemed given when received or when delivery is refused.

      If to KTI or Casella, at:                     If to OTI or OCI at:
      25 Greens Hill Lane                           3365 Spruce Lane
      Rutland, VT 05701                             Grapevine, Texas 76501
      Attention: President                          Attention: President

      or to such other address of a party as such party may by notice hereunder designate to the other parties.

12. SEVERABILITY. If any provision or part of a provision of this Agreement is finally declared to be invalid by any tribunal of competent jurisdiction, such part shall be deemed automatically adjusted, if possible, to conform to the requirements for validity, but, if such adjustment is not possible, it shall be deemed deleted from this Agreement as though it had never been included herein. In either case, the balance of any such provision and of this Agreement shall remain in full force and effect.

13.   MISCELLANEOUS.

      (a) This Agreement together with the exhibits referred to herein contains the entire understanding of the parties on the subject matter hereof except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns; and shall not be assignable by a party without the prior written consent of the other party.

      (b) This Agreement may be (i) executed and delivered by telecopier or other facsimile transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart; and (ii) may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute one and the same agreement.

      (c)   Construction.

            (i) The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.




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               (ii)  The words "include" "includes" "including" and words of similar import shall mean considered as part of a larger group and not limited to any one or more enumerated items.

               (iii) The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

               (iv) Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of such provision.

         (d) Waivers. Failure by a party to insist upon strict compliance with any term, covenant or condition, or to exercise any right, contained herein shall not be deemed a waiver of such term, covenant, condition or right; and no waiver or relinquishment of any term, covenant, condition or right at any one or more times shall be deemed a waiver or relinquishment thereof at any other time or times.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of New York.

15. JURISDICTION. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State and County of New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

KTI, INC.                                   OAKHURST COMPANY, INC.


By: /s/ JOHN W. CASELLA                   By: /s/ MAARTEN D. HEMSLEY
  ---------------------------------          -----------------------------------
    John W. Casella, President                Maarten D. Hemsley, President



CASELLA WASTE SYSTEMS, INC.                 OAKHURST TECHNOLOGY, INC.


By: /s/ JOHN W. CASELLA                   By: /s/ MAARTEN D. HEMSLEY
  ---------------------------------          -----------------------------------
    John W. Casella, President                Maarten D. Hemsley, President




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

                                PROMISSORY NOTE

DATE: JULY 3, 2001                                                   $1,000,000

                             OAKHURST COMPANY, INC.

OAKHURST COMPANY, INC., a Delaware corporation (together with its successors and assigns the "Issuer") for value received hereby promises to pay to KTI, INC., a New Jersey corporation, or order, (the "Noteholder") by wire transfer of immediately available funds to an account designated by the Noteholder by notice to the Issuer the principal sum of one million dollars ($1,000,000), together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 12% per year, compounded annually on each anniversary of the date of this Note. The interest on this Note shall accrue and shall be payable with the principal amount of this Note on the Maturity Date (as defined herein) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1. Definitions. The following terms for all purposes of this Note shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles as in effect from time to time. The terms defined in this Section 1 include the plural as well as the singular.

   (a) "Acceleration Notice" shall have the meaning set forth in Section 2.

   (b) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

   (c) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized by law to close.

   (d) "Debt" means at any date an amount equal to or greater than $100,000 of
       (i) all obligations of the Issuer for borrowed money; (ii) all obligations of the Issuer evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of the Issuer in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto;) (iv) all obligations of the Issuer to pay the deferred purchase price of property or services, except trade payables; (v) all obligations of the Issuer as lessee under capitalized leases; and (vi) all Debt of others secured by a Lien on any asset of the Issuer, whether or not such Debt is assumed by such Person.

   (e) "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

   (f) "Event of Default" shall have the meaning set forth in Section 3.

   (g) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Note, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

     (h) "Maturity Date" means 5:00 p.m. Eastern Time on the fourth anniversary of the date hereof.

     (i)  "Notice of Default" shall have the meaning set forth in Section 2.

     (j) "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

     (k) "Senior Indebtedness" means indebtedness to any bank or other lending institution, including, but not limited to (i) all currently outstanding indebtedness of the Issuer to Finova Capital Corporation (the "Senior Lender"), as the same may be amended, modified, increased or decreased from time to time, by agreement between the Senior Lender and the Issuer; and (ii) any and all replacements or refinancings of the indebtedness to the Senior Lender with one or more other lending entities, whether any such refinancing is for a greater or lesser amount than the current indebtedness to the Senior Lender.

2.   PAYMENT OF PRINCIPAL.

     (a) Payment Obligation. No provision of this Note shall alter or impair the obligations of the Issuer to pay the principal of or interest on this Note at the place and time, and in the currency, herein prescribed.

     (b) Prepayment. The principal hereunder shall be subject to prepayment by the Issuer at any time without the consent of the Noteholder and without premium or penalty.

     (c) Events of Default and Remedies. In case one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (i) default in the payment of the principal of or interest on this Note as and when the same shall become due and payable, at maturity, upon any redemption, by declaration or otherwise; or

          (ii) failure on the part of the Issuer duly to observe or perform (i) any other of the covenants or agreements on the part of the Issuer contained herein (other than those covered by clause (i), above;) or (ii) any material covenants or agreements on the part of the Issuer contained in any other agreement between the Issuer and the Noteholder, including, but not limited to, that certain Wind-Up Agreement of even date herewith, in either such case for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer; or

         (iii) the prepayment of any Subordinated Note (as hereinafter defined) in violation of the provisions of Section 6 of this Note; or

          (iv) any event or condition shall occur which results in the acceleration of the maturity of any Debt or enables or, with the giving of notice or lapse of time or both, would enable the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

          (v) the Issuer pursuant to or within the meaning of any bankruptcy or insolvency law: (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;
               (C) consents to the appointment of a receiver or custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing its inability to pay its debts as the same become due.

     then, subject to the last sentence of this Section 2, in each case where an Event of Default specified in Section 2(c)(i) through 2(c)(iv) occurs, the Holder, by notice in writing to the Issuer (the "Acceleration Notice") may declare the principal hereunder to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that if an Event of Default specified in Section 2(c)(v) occurs, the principal hereunder shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

3. REIMBURSEMENT OF EXPENSES. The Issuer shall reimburse the Noteholder, on demand, for any and all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the Noteholder in collecting or otherwise enforcing this Note or in attempting to do any of the foregoing.

4.   POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT A WAIVER OF DEFAULT.

     (a) No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     (b) No delay or omission of the Holder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

5.   WAIVER OF PAST DEFAULTS.

     (a) The Noteholder may waive any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, the Issuer and the Noteholder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     (b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Notes; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

6.   SUBORDINATION.

     (a) No payment on account of principal of or interest on the Subordinated Notes shall be made, and no Subordinated Notes shall be redeemed or purchased directly or indirectly by the Issuer (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to the Senior Indebtedness or (ii) there shall have occurred an event of default as defined in the instrument under which the same is outstanding (other than a default in the payment of amounts due thereon) with respect to the Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     (b) Subject to payment in full of the Senior Indebtedness, the holders of the Subordinated Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Issuer made on such Senior Indebtedness until all principal and interest on the Subordinated Notes shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the Subordinated Notes would be entitled except for the subordination provisions of this
          Section 6 shall, as between the holders of the Subordinated Notes and the Issuer and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

     (c) The provisions of this Section 6 are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Notes and the holders of Senior Indebtedness and nothing in this Section 6 shall impair, as between the Issuer and any holders of the Subordinated Notes, the obligation of the Issuer, which is unconditional and absolute, to pay to the holders of the Subordinated Notes the principal thereof and interest thereon, in accordance with the terms of the Subordinated Notes, nor shall anything herein prevent any holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Notes.

     (d) Upon any payment (including by redemption) which is not a payment in full of all of the principal amount and accrued interest of all outstanding Subordinated Notes, the aggregate amount of the payments shall be allocated to all the Subordinated Notes then outstanding in proportion to the amounts of principal and interest due thereunder, so that the amount of principal and interest paid under this Note shall bear the same ratio to the aggregate principal and accrued interest paid under all of the Subordinated Notes as the then outstanding principal and accrued interest then owed under this Note bears to the aggregate principal and accrued interest then owed under all Subordinated Notes then outstanding.

7. MODIFICATION OF NOTE. This Note may be modified only with the written consent of the Noteholder and the Issuer.

8. MISCELLANEOUS. This Note shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. The Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assents to extensions of the time of payment, or forbearance or other indulgence without notice. The section headings herein are for convenience only and shall not affect the construction hereof. THE ISSUER AND THE NOTEHOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO

          TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

9. SUBMISSION TO JURISDICTION. The Issuer irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southwestern District of New York, for the purposes of any suit, action or other proceeding arising out of this Note. The Issuer further agrees that service of any process, summons, notice or document by U.S. registered mail to the Issuer address set forth below shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this paragraph. The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first set forth above.

OAKHURST COMPANY, INC.
3513 Concord Pike
Wilmington, Delaware 19803


By:  /s/ MAARTEN D. HEMSLEY
    -----------------------------
    Maarten D. Hemsley, President

                                                                       EXHIBIT B

THE SALE AND ISSUANCE OF THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

WARRANT NO. KTI-1                                                 321,296 Shares
                                            (subject to adjustment and increase)

DATE: July 3, 2001

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             OAKHURST COMPANY, INC.

                            Void after July 3, 2011

This certifies that for value received, KTI, INC., a New Jersey corporation, or registered assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from Oakhurst Company, Inc., a Delaware corporation (the "Company") (i) the greater of Three Hundred Twenty-One Thousand Two Hundred Ninety-Six (321,296) shares of the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") or ten percent (10%) of the issued and outstanding common stock of the Company on the Warrant Issue Date (as defined below;) plus (ii) ten percent (10%) of the number of shares of Common Stock issued to the shareholders of Sterling Construction Company of Houston, Texas existing on the date hereof (collectively, the "Warrant Shares") upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is issued effective April 19, 2001 (the "Warrant Issue Date") in connection with that certain Windup Agreement dated as of April 19, 2001 between the Company, Oakhurst Technology, Inc and KTI, Inc.

1. TERM OF WARRANT. Subject to the terms and conditions set forth herein and except as provided below, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date that is fifty-four (54) months after the Warrant Issue Date and ending at 5:00 p.m., Eastern Time on the tenth (10th) anniversary of the Warrant Issue Date, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall become exercisable commencing immediately prior to the occurrence of any event described in Section 11(a) below that results in a person or group of persons acquiring more than fifty percent (50%) of the issued and outstanding capital stock of the Company on a fully-diluted basis. For purposes of this Warrant, a "person" shall be deemed to include natural persons, firms, corporations, partnerships, associations, joint ventures, joint stock companies, trusts, unincorporated organizations and any other private or public entities, whether or not any of the foregoing are acting on their behalf or in a representative capacity.

2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be equal to One Dollar and Fifty Cents ($1.50) per share. The Exercise Price shall be subject to adjustment as provided below.

3.   EXERCISE OF WARRANT.

     (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, during the term hereof as set forth in Section 1, above, by the surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment by cashier's check payable to the Company or by wire transfer of the purchase price of the shares to be purchased.

     (b) This Warrant shall be deemed to have been exercised at 5:00 p.m. Eastern Time on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at such date and time. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     (c) Notwithstanding the provisions of Section 3(a), above, the Holder may at its option elect to pay some or all of the purchase price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total purchase price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock (as defined below) as of the exercise date over the Exercise Price per share.

     (d) For purposes of this Warrant, the "Fair Market Value" per share of Common Stock shall be determined as follows: (i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the exercise date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to the following clause (ii)); and (ii) if the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company to represent the fair market value per share of the Common Stock. Upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock.

           Upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the exercise date, then the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within fifteen (15) days of a request by the Holder that it do so; and the exercise of this Warrant pursuant to this subsection shall be delayed until such determination is made.

4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value per share of Common Stock multiplied by such fraction.

5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. RIGHTS OF STOCKHOLDERS. Subject to Sections 9 and 11 of this Warrant, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

7.   TRANSFER OF WARRANT.

     (a) Warrant Register. The Company shall maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     (c)  Transferability and Non-negotiability of Warrant.

          (i) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are reasonably requested by the Company.)

          (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (A) a transfer by the Holder to an affiliate, provided that the transferee agrees in writing to be subject to the terms of this Section 7; or (B) a transfer made in accordance with Rule 144 under the Act.

          (iii) Subject to the foregoing restrictions, this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached as Annex II hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this
          Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     (e) Compliance with Securities Laws. The Holder of this Warrant, by acceptance hereof, acknowledges (i) that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and (ii) that the Holder shall not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

8. RESERVATION OF STOCK. The Company covenants that during the term that this Warrant is exercisable, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, shall take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.   NOTICES.

     (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial or Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed by first-class mail, postage prepaid, to the Holder of this Warrant.

     (b)  In the event --

          (i) that the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

     (c) All such notices, advice and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

10.  AMENDMENTS & WAIVERS.

     (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

     (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of or exception to any such term, condition or provision.

11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

     (a)  Merger, Sale of Assets, etc.

          (i) If at any time while this Warrant or any portion hereof is outstanding and unexpired, there shall be (A) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein); (B) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity or a merger (including a reverse triangular merger) in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or (C) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section 11.

          (ii) Notwithstanding the foregoing sentence, if (A) there shall occur any reorganization, consolidation, merger, sale or transfer involving the Company in which the Common Stock is converted into or exchanged for anything other than solely equity securities; (B) the common stock of the acquiring or surviving company is publicly traded; and (C) the acquiring or surviving company agrees to the following, then, as part of any such reorganization, recapitalization, consolidation or merger, (1) the Holder shall have the right thereafter to receive upon the exercise of this Warrant such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (x) the number of shares of Common Stock then subject to this Warrant by (y) a fraction, the numerator of which is the Fair Market Value per share of Common Stock as of the effective date of such transaction, and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board of Directors of the Company (using the principles set forth in Section 3(d) to the extent applicable); and (2) the exercise price per share of common stock of the acquiring or surviving company shall be the Exercise Price divided by the fraction referred to in clause (y) above.

          (iii) The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     (b) Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

     (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased, and the number of shares of such securities for which this Warrant may be exercised shall be proportionately increased, in the case of a split or subdivision, or the Exercise Price for such securities shall be proportionately increased and the number of shares of such securities for which this Warrant may be exercised shall be proportionately decreased, in the case of a combination.

     (d) Adjustments for Dividends in Stock or Other Securities or Property. If at any time while this Warrant or any portion hereof remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
          Section 11. Notwithstanding the foregoing, the Company agrees that it shall not make or authorize any cash dividend or other distribution of property (other than securities) on its capital stock to any holders thereof unless the Warrant is or is made to become exercisable at such date and shall remain exercisable from such date until the 10th anniversary of the Warrant Issue Date.

     (e)  Adjustment For Diluting Issuances.

          (i) For purposes of this Section 11(e), the following definitions shall apply:

                (A) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock other than Excluded Securities (as defined below;)

                (B) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, other than Excluded Securities;

                (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued) by the Company after the Warrant Issue Date, other than:

                      (1) shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities outstanding on the Warrant Issue Date;

                      (2)   Excluded Securities; or

                      (3) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that are covered elsewhere in this Section 11.

                (D) "Excluded Securities" shall mean Common Stock issued to officers, employees, or directors of, or consultants to, the Company (including officers, employees, or directors of, or consultants to its affiliates), pursuant to any agreement, plan, or arrangement that has been approved by the Board of Directors of the Company, or options to purchase or rights to subscribe for such Common Stock or securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case as approved by the Board of Directors; provided, however, that to the extent the number of shares of Common Stock issued or issuable pursuant to all such agreements, plans, arrangements, options and rights exceed an aggregate of ten percent (10%) of the Common Stock outstanding from time to time on a fully diluted basis, such shares shall not be considered Excluded Securities.

          (ii) In the event the Company shall at any time after the Warrant Issue Date issue Additional Shares of Common Stock, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (x) for the purpose of this subsection 11(e), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. In addition, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

          (iii) If the Company at any time or from time to time after the Warrant Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share of such Additional Shares of Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued: (i) no further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; (iii) upon the expiration or termination of any such unexercised Option, the Exercise Price shall not be readjusted;
                (iv) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and (v) no readjustment pursuant to clause (ii) or (iv) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (A) the Exercise Price on the original adjustment date, or (B) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date. In the event the Company, after the Warrant Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Warrant Issue Date or were issued after the Warrant Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Warrant Issue Date and the provisions of this subsection 11(e)(iii) shall apply.

          (iv) The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 11(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing: (i)the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and
          (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     (g) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     (h) The Company represents to the Holder that attached hereto as Annex IV is a complete and accurate list of the capitalization of the Company including a complete and accurate list of (i) all outstanding shares of Common Stock of the Company on a fully diluted basis (assuming the conversion into, or exercise for, Common Stock of all securities, including warrants and options, convertible into or exercisable for, Common Stock,) indicating in each such case (A) the number and class or series of Company shares subject to each option and warrant and (for Company shares other than Common Stock) the number of share of Common Stock (if any) into which such Company shares are convertible; (B) the exercise price, date of grant, vesting schedule and expiration date for each option or warrant; and (C) any terms regarding the acceleration of vesting; (ii) all stock option plans and other stock or equity-related plans of the Company, including an indication of the number of shares issuable thereunder; and (iii) an estimate of the shares and warrants anticipated to be issued in the contemplated transaction with Sterling Construction Company.

12. REGISTRATION RIGHTS. Whenever the Company proposes to file a registration statement under the Act with respect to the Common Stock (a "Registration Statement") at any time and from time to time, prior to such filing it will give written notice to the Holder of its intention to do so. Upon the written request of the Holder given within twenty (20) days after the Company provides such notice (which request shall state the Holder's intended method of disposition of such shares), the Company shall use commercially reasonable efforts to cause all Warrant Shares which the Company has been requested by the Holder to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder. If the registration for which the Company gives such notice is a registered public offering involving an underwriting, the Company shall so advise the Holder and the right of the Holder to include its Warrant Shares in such registration shall be conditioned upon the Holder's participation in such underwriting on the terms thereof, which terms, however, shall be no more onerous to the Holder than the terms applicable to all stockholders registering shares under the Registration Statement, and if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of Warrant Shares to be included in the Registration Statement shall be accordingly reduced; provided however, that the number of shares that the Holder shall be entitled to include shall not be less than its pro rata share of the shares to be registered by it and by the holders of the Sterling Warrants (as defined below), or the shares issuable hereunder and thereunder, based on the number of shares issuable under this Warrant in relation to the shares issuable hereunder and under the Sterling Warrant.

     (a) Registration Procedures. In connection with the filing by the Company of a Registration Statement, the Company shall furnish to the Holder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act. The Company shall use commercially reasonable efforts to register or qualify the Warrant Shares covered by the Registration Statement under the securities laws of each state of the United States; provided, however, that the Company shall not be required in connection with this Section 12(a) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction. If the Company has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is amended or supplemented to comply with the requirements of the Act, the Company shall promptly notify the Holder and, if requested by the Company, the Holder shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the

          Company. The Company shall promptly provide the Holder with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Holder shall be free to resume making offers and sales under the Registration Statement. The Company shall pay the expenses incurred by it in complying with its obligations under this Section 12, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding
          (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Holder in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by Holder.

     (b) Requirements of Holder. The Company shall not be required to include any Warrant Shares in the Registration Statement unless:

          (i) the Holder furnishes to the Company in writing such information regarding the Holder and the proposed sale of Warrant Shares by the Holder as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the U.S. Securities and Exchange Commission or any state securities law authorities;

          (ii) the Holder shall have provided to the Company its written agreement:

               (A) to indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or such directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by the Holder furnished pursuant to Section 12(b)(i); and

               (B) to report to the Company sales made pursuant to the Registration Statement.

     (c) Indemnification. The Company agrees to indemnify and hold harmless the Holder against any losses, claims, damages, expenses or liabilities to which Holder may become subject by reason of any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Company by the Holder for use in the Registration Statement.

13.  GENERAL.

     (a) Governing Law. This Warrant shall be governed by and construed according to the laws of the State of Delaware.

     (b) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party upon any breach or default under this Warrant, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default under this Warrant, or any waiver on the part of either party of any provisions or conditions of this Warrant, must be in writing and signed by the party to be bound thereby. All remedies, either under this Warrant or by law or otherwise afforded to either of the parties, shall be cumulative and not alternative.

     (c) Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Warrant.

     (d) Receipt. Upon the receipt of this Warrant, KTI, Inc. shall execute and deliver to the Company the form of Receipt attached hereto as Annex III.

     (e) Sterling Construction Company. The Company agrees that the warrants or other rights to purchase Common Stock issuable in connection with the Company's anticipated transactions with Sterling Construction Company (the "Sterling Warrant") shall at all times be substantially the same from an economic viewpoint as this Warrant (other than the number of shares issuable thereunder and the differences in their issue dates.)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

OAKHURST COMPANY, INC.




By:   /s/ MAARTEN D. HEMSLEY
   -----------------------------
   Maarten D. Hemsley, President

                                     ANNEX I
                               NOTICE OF EXERCISE

TO: Oakhurst Company, Inc.:

(1) The undersigned hereby irrevocably elects to purchase _____ shares of Common Stock of Oakhurst Company, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full consisting of

         $______ in lawful money of the United States; or the cancellation of such portion of the attached Warrant as is exercisable for a total of

          __________ Warrant Shares (using a Fair Market Value per share of Common Stock of $________ for purposes of this calculation).

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock, and pay any cash for any fractional share to:

NAME                                 ADDRESS                    NUMBER OF SHARES


(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned and/or, if the undersigned has completed an Assignment Form in the form of Annex II to this Warrant, in such other names and amounts as is specified in such Assignment Form.


Dated:                                 Holder:
       ---------------------                   ---------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    ANNEX II
                                 ASSIGNMENT FORM

For value received, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

and does hereby irrevocably constitute and appoint Attorney ____________________ to make such transfer on the books of Oakhurst Company, Inc. maintained for such purpose, with full power of substitution in the premises.

NAME                                 ADDRESS                    NUMBER OF SHARES



The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Assignee shall not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:                                 Holder:
       ---------------------                   ---------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    ANNEX III
                                 WARRANT RECEIPT

The undersigned KTI, Inc. hereby acknowledges and represents to Oakhurst Company, Inc. (the "Company") (i) that it has received that certain Warrant To Purchase Common Stock dated July 3, 2001 covering the shares of the common stock, $0.01 par value per share, of the Company provided for in the first paragraph of such warrant (the "Warrant;") and (ii) that on the date hereof the Warrant has a nominal value, is speculative in nature, and that there is substantial risk that the Warrant will not be exercised.

KTI, INC.



By: /s/ JOHN W. CASELLA                          Dated: July 3, 2001
   -------------------------------                      --------------------
   John W. Casella
   President

                                                                       EXHIBIT C
                             ASSIGNMENT OF INTEREST


         This Assignment of Interest dated April 19, 2001 is executed and delivered by Oakhurst Technology, Inc., a Delaware corporation ("OTI"), to KTI, Inc., a New Jersey corporation ("KTI"). All capitalized words and terms used in this Assignment of Interest and not defined herein shall have the respective meanings ascribed to them in the Wind-Up Agreement dated April 19, 2001 by and among KTI, OTI and Oakhurst Company, Inc., a Delaware corporation (the "Agreement").

         WHEREAS, pursuant to the Agreement, OTI has agreed to sell, transfer, convey, assign and deliver to KTI all of OTI's equity interest in New Heights;

         NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OTI hereby agrees as follows:

         1. OTI hereby sells, transfers, conveys, assigns and delivers to KTI, its successors and assigns, to have and to hold forever, 5,972,625 units of equity interest in New Heights (the "Interest"). This Assignment shall vest in KTI, its successors and assigns, title to the Interest. The Interest comprises all of the ownership interests of New Heights that is owned by OTI and its affiliates.

         2. OTI hereby covenants and agrees that it will, at the request of KTI and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may reasonably be necessary to more effectively sell, transfer, convey, assign and deliver to, and vest in, KTI, its successors and assigns, title to the Interest, and to put KTI in actual possession and control thereof, to assist KTI in exercising all rights with respect thereto and to carry out the purpose and intent of the Agreement.

         3. OTI does hereby irrevocably constitute and appoint KTI, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of OTI, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

         4. OTI, by its execution of this Assignment of Interest, and KTI, by its acceptance of this Assignment of Interest, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.

                            [Signature page follows]

                   [SIGNATURE PAGE TO ASSIGNMENT OF INTEREST]


         IN WITNESS WHEREOF, OTI and KTI have caused this instrument to be duly executed under seal as of and on the date first above written.

                                          OAKHURST TECHNOLOGY, INC.

                                          By: /s/ MAARTEN D. HEMSLEY
                                             -----------------------------------
                                              Maarten D. Hemsley
                                              President

[Corporate Seal]

Attest:

--------------------------------------


Agreed and Accepted:

KTI, INC.

By: /s/ JOHN W. CASELLA
   -----------------------------------
    John W. Casella
    President

                                                                       EXHIBIT D

                               FIRST AMENDMENT TO
                        NEW HEIGHTS POWER & RECOVERY, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

         This First Amendment to the New Heights Power & Recovery, LLC Limited Liability Company Agreement (the "Agreement") by and among the Members (as defined therein), is effective as of this 19th day of April, 2001. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, the Members have entered into the Agreement;

         WHEREAS, Oakhurst Technology, Inc., a Delaware corporation ("KTIA"), is, on the date hereof, transferring its Company Interest to KTI, Inc., a New Jersey corporation ("KTI");

         WHEREAS, the Members desire to amend the Agreement to provide for the admission of KTI as a Member under the Agreement in the place of KTIA;

         NOW THEREFORE, in consideration of the foregoing, the Agreement is amended as follows:

1. Insert the following paragraph immediately following Paragraph G of the Recitals to the Agreement:

         "H. Pursuant to that certain Wind-Up Agreement (the "Wind-Up Agreement") dated as of April 19, 2001 by and among KTI, KTIA and Oakhurst Company, Inc., a Delaware corporation, KTIA agreed to transfer all of its equity interest in the Company to KTI and KTI agreed to assume all of the rights and obligations of KTIA under the Agreement."

2. The defined term "KTIA Directors" in Article 1 shall be deleted and the following shall be inserted in lieu thereof:

         "KTI Directors has the meaning assigned in Section 5.2(a)."

3. The defined term "KTIA Units" in Article 1 shall be deleted and the following shall be inserted in lieu thereof:

         "KTI Units means the Units issued to KTI in consideration of its contributions to the Company under Sections 4.1 and 4.2 hereof and the Investment Agreement and the Units transferred by KTIA to KTI pursuant to the Wind-Up Agreement or otherwise."

4. The defined term "Units" in Article 1 shall be deleted and the following shall be inserted in lieu thereof:

         "Units means units of Company Interest owned by the Members. Units entitle the holder to vote the holder's respective Percentage Interest and to receive a percentage Financial Interest. Total authorized Units are 15,927,000 Units. The number of Units issued on the day after the Effective Date of this Agreement and to be held by the initial Members is 15,927,000. Total issued and outstanding Units of the Company are divided equally between Bondholder Units and KTI Units and certificates with respect thereto will be issued to the Members. Bondholder Units in the amount of 7,963,500 Units will be issued representing one (1) Unit for each $10.00 of outstanding Allowed Secured Claims, subject to a proportionate reduction and reallocation for Units issued to the Plan Contribution Lenders (in the maximum amount of 1,333,333 Units, representing one (1) Unit for each $1.50 of Plan Contribution made by a Plan Contribution Lender up to a maximum of $2,000,000), and an additional adjustment and reallocation among the Bondholder Members for Units not issued to holders of Allowed Secured Claims because of an election by them to receive cash in lieu of such Units or where redemption of such Units for cash has been determined to be necessary under the Plan to limit the number of Bondholder Members, and with respect to which cash has been paid by the Company to the holder of an Allowed Secured Claim in lieu of issuing such Units. Irrespective of the number of Units redeemed and reallocated to the Bondholder Members or otherwise reallocated as a result of the Plan Contribution by the Plan Contribution Lender or redemption of Units for cash, the Bondholder Members will collectively own 7,963,500 Units as of the day after the Effective Date hereof. KTI currently owns 7,963,500 Units."

5. Section 3.1 of the Agreement shall be deleted and the following shall be inserted in lieu thereof:

         "3.1 Members.

                  The Members of the Company and the Units allocated to each Member are set forth on Schedule A. The Members holding Bondholder Units shall become Members of the Company and be bound by this Agreement effective upon their deemed contribution to the Company of their portion of the Allowed Secured Claims exchanged for such Units pursuant to the Plan or upon their making their proportionate share of the Plan Contribution with respect to the Plan Contribution Lenders, and without any further action. KTI holds the KTI Units and is a Member of the Company and is bound by this Agreement. Pursuant to the Plan, any interest of an Old Member of Ford Heights or the Company, as successor to Ford Heights, will be deemed extinguished immediately after the admission of the Members to the Company."

6. All references to "KTIA" in the Agreement, except those in the Recitals and
Article 1 of the Agreement are hereby deleted, and "KTI" shall be inserted in lieu thereof.

7. All references to "KTIA Directors" in the Agreement are hereby deleted, and "KTI Directors" shall be inserted in lieu thereof.

8. All references to "KTIA Units" in the Agreement are hereby deleted, and "KTI Units" shall be inserted in lieu thereof.

9. Schedule A to the Agreement is hereby deleted, and the following shall be inserted in lieu thereof:

                                   SCHEDULE A

                        NEW HEIGHTS RECOVERY & POWER, LLC

                      MEMBERS, COMPANY INTERESTS AND UNITS



       MEMBER NAME AND                                                   PERCENTAGE                 FINANCIAL
          ADDRESS                                 UNITS                   INTEREST                  INTEREST
       ---------------                            -----                  ----------                 ---------
KTI, Inc.
------------------------                        7,963,500                    50.00%                    50.00%
------------------------
------------------------
Grace Brothers Members                                                            %                         %
c/o Grace Brothers, Ltd.                       ----------                 --------                  --------
1560 Sherman Avenue, Suite 900
Evanston, IL 60201

SCFI Members
c/o SC Fundamental Investments, L.P.                                              %                         %
10 East 50th Street, 21st Floor                ----------                 --------                  --------
New York, NY 10022


Resurgence Members                                                                %                         %
c/o Resurgence Asset
Management, L.L.C.                             ----------                 --------                  --------
1185 Avenue of the Americas
New York, NY 10036-2699

Other Investors (See Schedule A-1)                                                %                         %
                                               ----------                 --------                  --------

TOTAL                                          15,927,000                   100.00%                   100.00%




                        Authorized and Outstanding Units

          Total Authorized Units                           15,927,000
          Total Issued Units                              (15,927,000)
                                                         ------------
          Authorized But Unissued Units                             0